 Exhibit 99.1

U.S. Energy Corp. Reports First Quarter 2025 Results

and Provides Operational Update

HOUSTON, May 12, 2025 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”), a growth-focused energy company engaged in the development and operation of high-quality producing energy and industrial gas assets, today reported financial and operating results for the three months ended March 31, 2025.

MANAGEMENT COMMENTS

“We are pleased with the momentum U.S. Energy has built in the first quarter of 2025 as we execute our strategy to become a leading provider of non-hydrocarbon industrial gases,” said Ryan Smith, Chief Executive Officer of U.S. Energy. “Our Montana development is progressing on schedule, with meaningful advancements across upstream operations, infrastructure planning, and carbon management. These milestones highlight the potential of the Kevin Dome as a unique, low-impact resource and reinforce our position as a first mover in this emerging sector.”

“With upstream activity underway and plant construction set to begin in July, we’re positioned to deliver a fully integrated, multi-revenue stream operation. The project will enable the monetization of helium while permanently sequestering up to 240,000 metric tons of CO₂ annually—unlocking both economic and environmental value. Our infrastructure platform is also being designed to support third-party volumes, creating additional growth opportunities. These efforts not only enhance our operational efficiency but also create opportunities to provide infrastructure and carbon management solutions to regional producers, further strengthening our competitive position.”

“Disciplined capital allocation remains central to our strategy. Following the successful divestiture of legacy oil and gas assets in 2024, we have strengthened our balance sheet, eliminated debt, and returned capital to shareholders through the repurchase of 832,000 shares year-to-date—approximately 2.5% of our float. With a clean capital structure and high-margin growth platform, U.S. Energy is executing a transformational strategy focused on scale, sustainability, and long-term shareholder value.”

ADVANCING FULL-CYCLE INDUSTRIAL GAS DEVELOPMENT

The Company continues to achieve significant milestones while advancing the full-cycle development of its industrial gas assets across the Kevin Dome in Montana.

Upstream Development

●	In January 2025, U.S. Energy acquired 24,000 net acres across the Kevin Dome, including the previously drilled Kiefer Farms well targeting the CO₂-rich Duperow formation.
●	The Kiefer Farms well has demonstrated helium concentrations of ~0.6%. Following the acquisition, the Company completed workover operations and conducted a successful flow test with rates exceeding 3.2 MMcf/d. Evaluation and optimization of the results are ongoing, and the well is expected to become a near-term economic contributor to U.S. Energy’s processing facility.
●	The Company has commenced drilling the first of two new industrial gas wells targeting the Duperow formation. Each well is budgeted at $1.3 million, with both wells expected to be completed by early June 2025.

Infrastructure Development

●	U.S. Energy has finalized the engineering and design for its initial gas processing plant, with construction scheduled to begin in July 2025. The facility will be capable of processing 17.0 MMcf/d and is expected to be completed within 36 to 40 weeks at a capital cost of approximately $15 million.
●	Concurrently, the Company is successfully advancing permitting, land access, utility interconnections, and gathering infrastructure to support commercial operations.
●	Once the processing plant is operational, U.S. Energy expects to immediately begin realizing economic benefit across multiple revenue streams, including upstream helium sales, processing and gathering fees, and CO₂ management.

Carbon Management Initiatives

●	The Company recently achieved a sustained gas injection rate of 17.0 MMcf/d across two Company-owned injection wells, which is projected to permanently sequester approximately 240,000 metric tons of CO₂ annually.
●	In coordination with Montana regulators, the Company has submitted an application for a new Class II injection well, with approval anticipated in June 2025. Additionally, the Company expanded its injection capacity with the acquisition of an additional, already permitted Class II injection well during 1q2025. Both of these wells were recently utilized in the Company’s recent injection activities.
●	The Company has initiated work on its EPA Monitoring, Reporting, and Verification (“MRV”) report, with submission targeted for late June 2025 and approval expected by late 2025 or early 2026.

BALANCE SHEET AND LIQUIDITY UPDATE

As shown in the table below, U.S. Energy remained entirely debt-free during the first quarter, ending the period with approximately $30.5 million in available liquidity. This strong financial position enhances our ability to pursue growth opportunities with agility and underscores our commitment to maintaining a disciplined and flexible balance sheet.

	Balance as of
	March 31, 2025	December 31, 2024
Cash and debt balance:
Total debt outstanding	$-	$-
Less: Cash balance	$10,502	$7,723
Net debt balance	$(10,502)	$(7,723)

Liquidity:
Cash balance	$10,502	$7,723
Plus Credit facility availability	$20,000	$20,000
Total Liquidity	$30,502	$27,723

First QUARTER 2025 FINANCIAL RESULTS

The Company’s proved developed producing (“PDP”) oil and gas reserve base as of March 31, 2025 consisted of approximately 2.0 million barrels of oil equivalent (“BOE”) comprised of approximately 78% oil.  The present value discounted at 10% (“PV-10”) of the Company’s reserves was approximately $28.7 million at SEC pricing, with assumed pricing of $74.52/bbl, $2.44/mcf, and $33.50/boe for oil, gas, and natural gas liquids, respectively.

Total hydrocarbon production for the first quarter of 2025 was approximately 47,008 BOE consisting of 64% oil production. Total oil and gas sales for the first quarter of 2025 were approximately $2.2 million, compared to $5.4 million in the same quarter of 2024.  This decrease in production and revenue primarily reflects the effects of the Company’s divestiture program throughout 2024 and the decline in oil pricing. Oil sales accounted for 81% of total revenue this quarter, compared to 88% in the first quarter of 2024.

Lease operating expenses (LOE) for the first quarter of 2025 were approximately $1.6 million, or $34.23 per Boe, compared to $3.2 million, or $29.02 per Boe, in the prior year. The overall reduction in LOE is primarily attributable to fewer producing assets as a result of our asset divestitures.

Cash general and administrative (G&A) expenses for the first quarter of 2025 were approximately $1.9 million. The first quarter included roughly $0.3 million in one-time costs related to transaction expenses and contractor usage to integrate our acquired assets. Normalized cash G&A for the first quarter 2025, excluding one-time costs, was $1.6 million, representing an 18% decrease from the $2.0 million reported in the first quarter of 2024. This reduction reflects our streamlined corporate overhead, offset by one-time costs associated with our business development efforts in Montana.

Adjusted EBITDA was ($1.5) million in the first quarter of 2025, compared to adjusted EBITDA of $0.2 million in the first quarter of 2024. The Company reported a net loss of $3.1 million, or a loss of $0.10 per diluted share, in the first quarter of 2025.

SHARE REPURCHASE ACTIVITY

U.S. Energy continued executing its share repurchase program year-to-date, buying back approximately 832,000 shares—including related-party transactions—representing 2.5% of outstanding shares. These repurchases, alongside increased insider ownership and management share purchases, reflect strong alignment with shareholders and confidence in the Company’s long-term strategy.

ABOUT U.S. ENERGY CORP.

We are a growth company focused on the development and operation of high-quality energy and industrial gas assets in the United States through low-risk development while maintaining an attractive shareholder returns program. We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the ability of the Company to grow and manage growth profitably and retain its key employees; (2) the ability of the Company to close previously announced transactions and the terms of such transactions; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas and NGLs; (11) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FINANCIAL STATEMENTS

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and equivalents	$10,502	$7,723
Oil and natural gas sales receivables	609	1,298
Marketable equity securities	65	131
Other current assets	915	572

Total current assets	12,091	9,724

Oil and natural gas under full cost method and industrial gas properties:
Proved oil and natural gas properties	140,719	142,029
Less accumulated depreciation, depletion and amortization	(113,585)	(112,958)

Oil and natural gas properties, net	27,134	29,071
Unevaluated industrial gas properties, not subject to amortization	15,388	9,384

Oil, natural gas and industrial gas properties, net	42,522	38,455

Other Assets:
Property and equipment, net	459	660
Right-of-use asset	486	528
Other assets	277	300

Total other assets	1,222	1,488

Total assets	$55,835	$49,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,759	$5,466
Accrued compensation and benefits	103	850
Revenue and royalties payable	4,712	4,836
Asset retirement obligations	1,000	1,000
Current lease obligation	199	196

Total current liabilities	8,773	12,348

Noncurrent liabilities:
Credit facility	-	-
Asset retirement obligations	13,139	13,083
Long-term lease obligation, net of current portion	365	415

Total noncurrent liabilities	13,504	13,498

Total liabilities	22,277	25,846

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 34,061,831 and 27,903,197 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	342	279
Additional paid-in capital	234,245	221,460
Accumulated deficit	(201,029)	(197,918)

Total shareholders’ equity	33,558	23,821

Total liabilities and shareholders’ equity	$55,835	$49,667

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE Three Months Ended AND 2024

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024

Revenue:
Oil	$1,770	$4,727
Natural gas and liquids	423	664
Total revenue	2,193	5,391

Operating expenses:
Lease operating expenses	1,609	3,186
Gathering, transportation and treating	16	64
Production taxes	148	343
Depreciation, depletion, accretion and amortization	1,119	2,195
Impairment of oil and natural gas properties	-	5,419
General and administrative expenses	2,389	2,206
Total operating expenses	5,281	13,413

Operating loss	(3,088)	(8,022)

Other income (expense):
Commodity derivative loss, net	-	(1,381)
Interest expense, net	(47)	(120)
Other income, net	24	4
Total other expense	(23)	(1,497)

Net loss before income taxes	$(3,111)	$(9,519)
Income tax expense	-	(18)
Net loss	$(3,111)	$(9,537)

Basic and diluted weighted average shares outstanding	32,724,922	25,388,221
Basic and diluted loss per share	$(0.10)	$(0.38)

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE Three Months Ended March 31, 2025 AND 2024

(in thousands)

	2025	2024

Cash flows from operating activities:
Net loss	$(3,111)	$(9,537)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, accretion, and amortization	1,119	2,195
Impairment of oil and natural gas properties	-	5,419
Total commodity derivatives losses, net	-	1,381
Commodity derivative settlements received	-	404
Losses (gains) on marketable equity securities	66	(15)
Impairment and loss on real estate held for sale	-	11
Amortization of debt issuance costs	23	12
Stock-based compensation	471	200
Right-of-use asset amortization	42	40
Changes in operating assets and liabilities:
Oil and natural gas sales receivable	689	248
Other assets	(343)	(397)
Accounts payable and accrued liabilities	(2,580)	(245)
Accrued compensation and benefits	(747)	(298)
Revenue and royalties payable	(125)	80
Payments on operating lease liability	(48)	(43)
Payments of asset retirement obligations	-	(58)

Net cash used in operating activities	(4,544)	(603)

Cash flows from investing activities:
Acquisition of industrial gas properties	(2,128)	-
Industrial gas capital expenditures	(277)	-
Oil and natural gas capital expenditures	(14)	(144)
Property and equipment expenditures	(3)	-
Proceeds from sale of oil and natural gas properties, net	-	(35)

Net cash used in investing activities	(2,422)	(179)

Cash flows from financing activities:
Payments on insurance premium finance note	-	(62)
Shares withheld to settle tax withholding obligations for restricted stock awards	(324)	(105)
Repurchases of common stock	(234)	(396)
Related party share repurchase	(1,574)	-
Proceeds from underwritten offering	11,877	-

Net cash provided by (used in) financing activities	9,745	(563)

Net increase (decrease) in cash and equivalents	2,779	(1,345)

Cash and equivalents, beginning of period	7,723	3,351

Cash and equivalents, end of period	$10,502	$2,006

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three months ended March 31,
	2025	2024
Adjusted EBITDA Reconciliation
Net Income (Loss)	$(3,111)	$(9,537)

Depreciation, depletion, accretion and amortization	1,161	2,235
Non-cash loss (gain) on commodity derivatives	-	1,785
Interest Expense, net	47	120
Income tax expense (benefit)	-	18
Non-cash stock based compensation	471	200
Loss (gain) on marketable securities	(66)	(14)
Loss (gain) on real estate held for sale	-	11
Impairment of oil and natural gas properties	-	5,419
Total Adjustments	1,613	9,774

Total Adjusted EBITDA	$(1,498)	$237